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                                                                      Exhibit 23

                    INDEPENDENT AUDITORS' REPORT AND CONSENT


The Board of Directors and Shareholders
The Pepsi Bottling Group, Inc.:


The audits referred to in our report dated January 28, 2003, included the related financial statement schedule as of December 28, 2002, and for each of the fiscal years in the three-year period ended December 28, 2002, incorporated in this Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of reports included herein or incorporated herein by reference in the registration statements (Nos. 333-79357, 333-79369, 333-79375, 333-79365, 333-80647, 333-69622, 333-60428, 333-73302, 333-100786) on Form S-8
of The Pepsi Bottling Group, Inc. Our report on the consolidated financial statements referred to the adoption of FASB No. 142, "Goodwill and Other Intangible Assets," as of December 30, 2001.

/s/ KPMG LLP


New York, New York
March 28, 2003